POWER OF ATTORNEY

     That each of the undersigned officers and directors of The BlackRock New York Insured Municipal 2008 Term Trust Inc., a corporation formed under the laws of the State of Maryland (the "Trust"), do constitute and appoint Ralph L. Schlosstein, Laurence D. Fink and Karen H. Sabath, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments hereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration and offering by the Trust of its preferred stock, liquidation preference $25,000 per share, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents or any of them, may do or cause to be done by virtue of these presents.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 3rd day of January, 2000.

                                    /s/ Dr. Andrew F. Brimmer
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                                    Dr. Andrew F. Brimmer
                                    Director


                                    /s/ Richard E. Cavanagh
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                                    Richard E. Cavanagh
                                    Director


                                    /s/ Kent Dixon
                                 ----------------------------------------------
                                    Kent Dixon
                                    Director


                                    /s/ Frank J. Fabozzi
                                 ----------------------------------------------
                                    Frank J. Fabozzi
                                    Director

                                    /s/James Clayburn LaForce, Jr.
                                 ----------------------------------------------
                                    James Clayburn LaForce, Jr.
                                    Director


                                    /s/ Walter F. Mondale
                                 ----------------------------------------------
                                    Walter F. Mondale
                                    Director


                                    /s/ Ralph L. Schlosstein
                                 ----------------------------------------------
                                    Ralph L. Schlosstein
                                    Director and President


                                    /s/ Laurence D. Fink
                                 ----------------------------------------------
                                    Laurence D. Fink
                                    Director


                                    /s/ Henry Gabbay
                                 ----------------------------------------------
                                    Henry Gabbay
                                    Treasurer